UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 31, 2014

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

353 North Clark Street, Suite 3300, Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 483-6827

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2014, Ventas, Inc. (the “Company”) entered into a consulting agreement (the “Schweinhart Consulting Agreement”) with Richard A. Schweinhart, pursuant to which Mr. Schweinhart has agreed to provide certain consulting services for the Company for the period from January 1, 2015 through March 31, 2015, subject to earlier termination as set forth therein (the “Term”).  Mr. Schweinhart retired from the Company, effective December 31, 2014, after having served as the Company’s Executive Vice President and Chief Financial Officer and Acting Chief Accounting Officer until October 27, 2014 and thereafter as Senior Advisor to the Chief Executive Officer and Merger Integration Leader.

During the Term, Mr. Schweinhart will receive a consulting fee equal to $400 per hour for approved work, plus reimbursement for all reasonable out-of-pocket expenses incurred by him in performing services for the Company.  In addition, Mr. Schweinhart reaffirmed that he remains subject to certain noncompetition, nonsolicitation and noninterference restrictions.

The foregoing description of the consulting arrangement with Mr. Schweinhart does not purport to be complete and is qualified in its entirety by reference to the full text of the Schweinhart Consulting Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated in this Item 5.02 by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

Not applicable.

(b)  Pro Forma Financial Information.

Not applicable.

(c)  Shell Company Transactions.

Not applicable.

(d)  Exhibits:

Exhibit Number	Description

10.1	Consulting Agreement dated December 31, 2014 between the Company and Richard A. Schweinhart.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: January 7, 2015	By:	/s/ Kristen M. Benson
Kristen M. Benson
Senior Vice President, Associate General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Consulting Agreement dated December 31, 2014 between the Company and Richard A. Schweinhart.